UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]    Preliminary Information Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[X]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box) :

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined) :

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________________________________

2)	Form, Schedule or Registration Statement No.: _____________________

3)	Filing Party: ________________________________________________

PRINCIPAL FUNDS, INC. - DIVERSIFIED REAL ASSET FUND

IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 23, 2018

As a shareholder of the Diversified Real Asset Fund (the "Fund"), a series of Principal Funds, Inc., you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of a sub-advisor to manage a portion of the Fund's assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.

The Information Statement details the execution of a new sub-advisor agreement. At a meeting of the Board of Directors (the "Board") held on December 12, 2017, the Board unanimously approved a new sub-advisory agreement due to a change in ownership of Tortoise Capital Advisors, L.L.C. ("Tortoise") with respect to the Fund. On January 31, 2018, Tortoise signed the new agreement to manage, along with BlackRock Financial Management, Inc., BNP Paribas Asset Management, Inc., BNY Mellon Asset Management North America Corporation, Brookfield Investment Management, Inc., Credit Suisse Asset Management, LLC, Macquarie Capital Investment Management LLC, Pictet Asset Management SA, Principal Real Estate Investors, LLC, and Symphony Asset Management LLC, a portion of the Fund's assets.

The Fund has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission that permits the Advisor, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with a sub-advisor or to change the term of an existing sub-advisory agreement with a sub-advisor. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund's shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://www.principalglobal.com/documentdownload/83161. The Information Statement will be available on the website until at least September 21, 2018. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 8024, Boston, MA 02266-8024, by calling 1-800-222-5852, or by visiting www.principalfunds.com.

Only one copy of this note will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 8024, Boston, MA 02266-8024 or call 1-800-222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.

If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – DIVERSIFIED REAL ASSET FUND
INFORMATION STATEMENT
MARCH 23, 2018
This Information Statement is provided in connection with the signing of a new sub-advisory agreement with respect to the Principal Funds, Inc. (“PFI”) Diversified Real Asset Fund (“the “Fund”). Tortoise Capital Advisors, L.L.C. ("Tortoise" or the "Sub-Advisor") and Principal Global Investors, LLC (the “Advisor”), the investment advisor to PFI, signed the new agreement on January 31, 2018.

Under an order from the Securities and Exchange Commission (“SEC”), PFI and the Advisor may enter into and materially amend agreements with sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.

The address of the Fund’s Advisor and transfer agent (Principal Shareholder Services, Inc.) is Des Moines, Iowa 50392. The address of the Fund’s principal underwriter (Principal Funds Distributor, Inc.) is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.

The Fund will furnish, without charge, a copy of the annual report and the most recent semiannual report succeeding the annual report, if any, upon request. To request a report, call 1-800-222-5852 or write Principal Funds, P.O. Box 8024, Boston, MA 02266-8024.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND

The Diversified Real Asset Fund (the "Fund") was sub-advised by Tortoise Capital Advisors, L.L.C. ("Tortoise") pursuant to a sub-advisory agreement dated May 22, 2017. On January 31, 2018, Lovell Minnick Partners, in addition to a group of institutional investors, several additional limited partners and certain current employees of Tortoise purchased shares of Tortoise from Montage Investments, LLC and certain original co-founders of Tortoise (the "Transaction"). As a result of the Transaction, the May 22, 2017 sub-advisory agreement with Tortoise Capital Advisors, L.L.C. legally terminated.
In anticipation of the Transaction and upon recommendation of the Advisor, on December 12, 2017, the Board of Directors of PFI (the "Board") unanimously approved a new sub-advisory agreement between the Advisor and Tortoise related to the Fund. As it was expected that Tortoise's portfolio management team would continue to manage the Fund following the Transaction, the Board agreed with the Advisor's recommendation that approval of the sub-advisory agreement would provide continuity of investment management and would be in the best interests of shareholders. The sub-advisory agreement was executed on January 31, 2018.
NEW SUB-ADVISORY AGREEMENT

The terms of the sub-advisory agreement with Tortoise (the "Sub-Advisory Agreement") are the same in all material respects as the previous sub-advisory agreement with Tortoise and current sub-advisory agreements with BlackRock Financial Management, Inc., BNP Paribas Asset Management, Inc., BNY Mellon Asset Management North America Corporation, Brookfield Investment Management, Inc., Credit Suisse Asset Management, LLC, Macquarie Capital Investment Management LLC, Pictet Asset Management SA, Principal Real Estate Investors, LLC, and Symphony Asset Management LLC, other than the fees are to be paid by Tortoise. The following is a brief summary of the material terms of the Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the text of the Sub-Advisory Agreement attached.

The new Sub-Advisory Agreement provides that Tortoise, will, among other things,

(1)
provide investment advisory services to the Fund including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of PFI’s Board of Directors regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.
NEW SUB-ADVISOR

Tortoise Capital Advisors, L.L.C.
Tortoise Capital Advisors, L.L.C. is a limited liability company organized under the laws of the state of Delaware and a registered adviser with its place of business at 11550 Ash Street, Suite 300, Leawood, Kansas.
Ownership of Tortoise: Tortoise Capital Advisors, L.L.C. is an indirect wholly-owned subsidiary of Tortoise Investments LLC. Tortoise is controlled by Lovell Minnick Partners LLC ("Lovell Minnick"), certain private funds sponsored by Lovell Minnick, institutional co-investors, and certain Tortoise Investments LLC employees and directors.
Management of Tortoise: Set forth below is the names, principal occupations, and addresses of the principal executive officers of Tortoise.

Name	Address	Management Responsibility
H. Kevin Birzer	11550 Ash Street, Suite 300 Leawood, KS 66211	Member of the Board of Directors of Tortoise; Chief Executive Officer of Tortoise Investments, LLC
Gary P. Henson	11550 Ash Street, Suite 300 Leawood, KS 66211	Member of the Board of Directors of Tortoise; President of Tortoise Investments, LLC
Michelle Kelly	11550 Ash Street, Suite 300 Leawood, KS 66211	Member of the Board of Directors of Tortoise; Chief Strategy Officer of Tortoise Investments, LLC
Matthew Sallee	11550 Ash Street, Suite 300 Leawood, KS 66211	Member of the Board of Directors of Tortoise; Senior Managing Director and Portfolio Manager - Energy
Connie Savage	11550 Ash Street, Suite 300 Leawood, KS 66211	Senior Managing Director and Chief Operating Officer
Diane Bono	11550 Ash Street, Suite 300 Leawood, KS 66211	Chief Compliance Officer

Similar Investment Companies Advised by Tortoise. Tortoise currently acts as investment advisor to the following registered investment companies having similar investment objectives and policies as those of the Fund:

Account	Size*	Fee**
Tortoise Energy Infrastructure Corporation[1]	$2,209.6 million (Total Assets)	Fee based on the Fund's average monthly Managed Assets[2] as follows: 0.95% up to $2.5 billion 0.90% between $2.5 billion and $3.5 billion 0.85% above $3.5 billion
Tortoise MLP Fund, Inc.[1]	$1,297.5 million (Total Assets)	0.95% of average monthly Managed Assets[2]
* Approximate Fund Size as of 2/28/2018
** Annual fee rate based on net assets of the fund.
[1] These closed-end funds, while similar in investment objective to the Principal Diversified Real Asset Fund managed by TCA, are included in a different performance composite due to the fact that they are leveraged. TCA has contractually agreed to waive all fees due under the investment advisory agreements for the above two closed-end funds related to the net proceeds received from the issuance of additional common stock under at-the-market equity programs for a six-month period following the date of issuance.

[2] Managed Assets are total assets (including any assets attributable to leverage and excluding any net deferred tax asset) minus accrued liabilities (other than net deferred tax liability, debt entered into for purposes of leverage and the aggregate liquidation preference of outstanding preferred stock). Average monthly Managed Assets is the sum of the daily Managed Assets for the month divided by the number of days in the month.

Payments to Affiliates. For the fiscal year ended August 31, 2017, the Fund paid PGI management fees of approximately $32,611,000 and Distributor Rule 12b-1 distribution fees of approximately $657,000. For the fiscal year ended August 31, 2017, a total of $466,145 in brokerage commissions paid by the Fund (representing 21.42% of total Fund commissions) were paid to brokers affiliated with PGI or sub-advisors of the Fund.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT

At its December 12, 2017 meeting, the Board considered whether to approve a sub-advisory agreement (the "New Sub-Advisory Agreement") between the Advisor and Tortoise with respect to a portion of the Fund.

The sub-advisory agreement was proposed in light of an anticipated change in control transaction with respect to the sub-advisor that was expected to be effective in the first quarter of 2018. This transaction, if completed, would result in the “assignment” (as defined in the Investment Company Act of 1940) of the current sub-advisory agreement between the Advisor and the sub-advisor (the “Current Sub-Advisory Agreement”), causing the Current Sub-Advisory Agreement to terminate automatically. The Advisor proposed that the Board approve the New Sub-Advisory Agreement to take effect upon the termination of the Current Sub-Advisory Agreement in order to allow the sub-advisor to continue to provide portfolio management services to the Fund following the change in control.
As part of their review process, the Board reviewed materials received from the Advisor regarding the proposed change in control transaction. The Board considered that they had last approved the Current Sub-Advisory Agreement for the Fund during the annual contract renewal process that concluded at the Board of Directors’ September 2017 meeting. They noted that during the annual contract renewal process, they had considered the nature, quality and extent of the services provided by the sub-advisor under the Current Sub-Advisory Agreement and had concluded, based upon the information provided, that the terms of the Current Sub-Advisory Agreement were reasonable and that approval of the Current Sub-Advisory Agreement was in the best interests of the Fund. The Board considered the Advisor’s statement that there were no anticipated changes to the current investment team, investment philosophy or process at the sub-advisor and that the Advisor, after considering the assignment, continued to believe that the sub-advisor is an appropriate sub-advisor for the Fund. The Board also noted the Advisor’s statement that the New Sub-Advisory Agreement for the Fund would be identical to the Current Sub-Advisory Agreement in all material respects (including the sub-advisory fee schedule).
Based upon all of the information considered, the Board concluded that it was in the best interests of the Fund to approve the New Sub-Advisory Agreement to take effect following the change in control of the sub-advisor and, accordingly, recommended the approval of the New Sub-Advisory Agreement.

FUND OWNERSHIP

As of the close of business March 6, 2018, the officers and directors of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of March 6, 2018 by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares.

Name and Address	Share Class	Percentage of Ownership
CHARLES SCHWAB & CO INC	A	52.99%
SPECIAL CUSTODY A/C FBO CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151

NATIONAL FINANCIAL SERVICES LLC	A	12.02%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995

RAYMOND JAMES	C	15.67%
OMNIBUS FOR MUTUAL FUNDS
HOUSE ACCT FIRM 92500015
ATTN: COURTNEY WALLER
880 CARILLON PKWY
ST PETERSBURG FL 33716-1102

WELLS FARGO CLEARING SERVICES LLC	C	13.26%
SPECIAL CUSTODY ACCT FOR THE
EXCLUSIVE BENEFIT OF CUSTOMER
2801 MARKET ST
SAINT LOUIS MO 63103-2523

MLPF&S FOR THE SOLE	C	11.26%
BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR EAST 3RD FL
JACKSONVILLE FL 32246-6484

NATIONAL FINANCIAL SERVICES LLC	C	10.97%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995

MORGAN STANLEY SMITH BARNEY	C	6.30%
HARBOR FINANCIAL CENTER
PLAZA 2 3RD FLOOR
JERSEY CITY NJ 07311

UBS WM USA	C	5.91%
0O0 11011 6100
OMNI ACCOUNT M/F
SPEC CDY A/C EBOC UBSFSI
1000 HARBOR BLVD
WEEHAWKEN NJ 07086-6761

Name and Address	Share Class	Percentage of Ownership
PERSHING LLC	C	5.48%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

NATIONAL FINANCIAL SERVICES LLC	Institutional	31.79%
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995

CHARLES SCHWAB & CO INC	Institutional	23.43%
SPECIAL CUSTODY A/C FOR THE
BENIFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151

PERSHING LLC	Institutional	13.67%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

PRINCIPAL TRUST COMPANY	R-3	80.86%
FBO BLUE ROCK REFINISHING SOLUTIONS LLC
CASH BALANCE PLAN
2974 CLEVELAND AVE N
SAINT PAUL MN 55113-1101

PRINCIPAL GLOBAL INVESTORS LLC	R-3	13.83%
ATTN SEAN CLINES 801-9A08
801 GRAND AVE
DES MOINES IA 50309-8000

DCGT AS TTEE AND/OR CUST	R-3	5.30%
FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS
ATTN NPIO TRADE DESK
711 HIGH ST
DES MOINES IA 50392-0001

PRINCIPAL GLOBAL INVESTORS LLC	R-4	100.00%
ATTN SEAN CLINES 801-9A08
801 GRAND AVE
DES MOINES IA 50309-8000

PRINCIPAL GLOBAL INVESTORS LLC	R-5	100.00%
ATTN SEAN CLINES 801-9A08
801 GRAND AVE
DES MOINES IA 50309-8000

PRINCIPAL LIFE INSURANCE CO CUST	R-6	18.65%
FBO PRINCIPAL FINANCIAL GROUP
OMNIBUS WRAPPED
ATTN INDIVIDUAL LIFE ACCOUNTING
711 HIGH ST
DES MOINES IA 50392-0001

Name and Address	Share Class	Percentage of Ownership
SAM BALANCED PORTFOLIO PIF	R-6	11.35%
ATTN MUTUAL FUND ACCOUNTING -H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2030 FUND	R-6	9.73%
ATTN MUTUAL FUND ACCOUNTING- H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM CONS GROWTH PORTFOLIO PIF	R-6	8.72%
ATTN MUTUAL FUND ACCOUNTING- H221
711 HIGH ST
DES MOINES IA 50392-0001

LIFETIME 2020 FUND	R-6	8.58%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001

MAC & CO A/C 193733	R-6	5.02%
ATTN MUTUAL FUND OPS
500 GRANT STREET
ROOM 151-1010
PITTSBURGH PA 15219-2502

PRINCIPAL FUNDS, INC.
SUB‑ADVISORY AGREEMENT
TORTOISE CAPITAL ADVISORS, LLC SUB-ADVISED FUNDS

SUB-ADVISORY AGREEMENT (the “Agreement”) executed as of the 31st day of January, 2018 by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (hereinafter called the “Manager”), and TORTOISE CAPITAL ADVISORS, LLC, a Delaware limited liability company (hereinafter called the “Sub‑Advisor”).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds, Inc. (the “Fund”), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Manager desires to retain the Sub‑Advisor to render discretionary investment advisory services for all or a portion of the assets of each Series of the Fund identified in Appendix A hereto, as may be amended from time to time (hereinafter called “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	Management Agreement (the “Management Agreement”) with the Fund;

(b)	The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);

(c)	The Fund’s Articles of Incorporation and By‑laws;

(d)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Advisor

In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub‑Advisor by the Manager, from time to time (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub-Advisor

The Sub-Advisor will:

(a)	Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of each Series.

(b)	Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for each Series consistent with each Series’ respective investment objective(s) and policies and any specific criteria applicable to the Allocated Assets.

(c)
Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)
Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of each Series.

(e)
Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific criteria applicable to the Allocated Assets as provided to Sub-Advisor in accordance with Section 12(b) of this Agreement.

(f)
Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series (and any specific criteria applicable to the Allocated Assets) are being observed.

(g)
Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of each Series.

(i)
Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for each Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(j)
Section 871(m) Transactions: Sub-Advisor shall not on behalf of the Fund enter into certain U.S. dividend equivalent payment transactions described in Section 871(m) of the U.S. Internal Revenue Code and the regulations thereunder (“871(m) Transaction”) with a foreign counterparty unless: (i), Sub-Advisor adheres to the ISDA 2015 Section 871(m) Protocol on behalf of the Fund, and (ii), The foreign counterparty to the 871(m) Transaction provides Sub-Advisor with a properly completed Form W-8IMY certifying to its status as a qualified derivatives dealer (“QDD”).

(k)
Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to a Series.

(l)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.

(m)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of a Series.

(n)
Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act; the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance maters and a copy of any material changes to the Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures, marked to show changes); Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other reasonable requests from the Manager. The Sub-Advisor agrees to make available, at the Sub-Advisor’s office, for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Advisor to such letters. The Sub-Advisor will advise the Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.

(o)	Vote proxies received on behalf of each Series (with respect to the portion thereof allocated to the Sub-Advisor) in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule. The Fund’s custodian shall forward to Sub-Advisor copies of proxy solicitation materials it receives (with respect to the portion of each Series allocated to the Sub-Advisor) in accordance with Section 12(b) herein.

(p)	Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by each Series (with respect to the portion thereof allocated to the Sub-Advisor).

(q)
Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M of the Code and Section 817(h) of the Code, subject to receipt of such additional information as may be required from the Manger and provided in accordance with Section 12(b) of this Agreement. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, upon notification, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance with the time permitted under the Code.

3.	Prohibited Conduct

In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

4.	Compensation

As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.	Liability of Sub‑Advisor

Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor’s investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its directors, officers, employees, agents, or affiliates.

6.	Trade Errors

The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section 6, “Trade Errors” are defined as errors due to (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Series in an unintended amount or price; or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Fund’s registration statement and/or imposed by applicable law or regulation (calculated at the Sub-Advisor’s portfolio level), unless otherwise agreed to in writing.

7.	Supplemental Arrangements

The Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.

8.	Regulation

The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.	Duration and Termination of This Agreement

This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub‑Advisor will continue to act as Sub‑Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub‑Advisor or a different manager or sub‑advisor or other definitive action; provided, that the compensation received by the Sub‑Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a‑4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub‑Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.

10.	Amendment of this Agreement

No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub‑Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

11.	Additional Series

In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.

12.	General Provisions

(a)	Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200. The address of the Sub-Advisor for this purpose shall be Tortoise Capital Advisors, L.L.C., 11550 Ash Street, Suite 300, Leawood, Kansas 66211.

(c)	The Sub‑Advisor, in compliance with any applicable fair disclosure regulations, will promptly notify the Manager in writing of the occurrence of any of the following events:

1.
the Sub‑Advisor fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub‑Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

2.
the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.

3.
the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment adviser of a registered investment company under the 1940 Act.

4.
the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.

(d)
The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)
The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)
The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager

(g)	This Agreement contains the entire understanding and agreement of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By	/s/ Michael J. Beer
Name: Michael J. Beer
Title: Executive Director - Principal Funds

By	/s/ Adam U. Shaikh
Name: Adam U. Shaikh
Title: Counsel

TORTOISE CAPITAL ADVISORS, L.L.C.

By	/s/ Kyle Krueger
Name: Kyle Krueger
Title: Managing Director

APPENDIX A

[Intentionally Omitted]

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
Diversified Real Asset Fund	January 31, 2018	2 Years